Exhibit 99.1

Western Alliance Reports Third Quarter 2013 Net Income of $28.2 Million, or $0.32 Per Share

PHOENIX--(BUSINESS WIRE)--October 17, 2013--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2013.

Third Quarter 2013 Highlights:

  Net income of $28.2 million, compared to $34.0 million for the second quarter 2013 (which included the $10.0 million bargain purchase gain from the acquisition of Centennial Bank in addition to other non-recurring items) and $15.5 million for the third quarter 2012
  Earnings per share of $0.32, compared to $0.39 per share in the second quarter 2013 (which included the effects of the Centennial Bank bargain purchase gain and other non-recurring items) and $0.18 per share in the third quarter 2012
  Pre-tax, pre-provision operating earnings of $42.1 million, up 4.9% from $40.1 million in second quarter 2013 and up 25.9% from $33.4 million in third quarter 20121
  Net interest margin of 4.41%, compared to 4.36% in the second quarter 2013 and 4.41% in the third quarter 2012
  Total loans of $6.52 billion, up $104 million from June 30, 2013 and up $1.18 billion from September 30, 2012
  Total deposits of $7.28 billion, up $274 million from June 30, 2013 and up $1.11 billion from September 30, 2012
  Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 1.7% of total assets from 1.9% in the second quarter 2013 and from 2.7% in the third quarter 2012
  Net loan recoveries (annualized) to average loans outstanding of 0.10%, compared to net loan charge-offs to average loans of 0.17% in the second quarter 2013 and 0.70% in the third quarter 2012
  Tier I Leverage capital of 10.0% and Total Risk-Based Capital ratio of 12.5%, compared to 9.7% and 12.3%, respectively, a year ago
  Total equity of $826 million, up $128 million from September 30, 2012

Financial Performance

“Once again, Western Alliance delivered strong financial performance with key metrics relating to growth, margin, efficiency and asset quality all improving during the third quarter, resulting in record revenue and operating earnings,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Net interest income increased 17% from a year ago, while expense growth was held to 10%. Our asset quality improvement has been notable as net loan losses swung from a $9 million charge in the third quarter of 2012 to net recoveries of $1.5 million this quarter.”

Sarver continued, “As our performance has improved, we’re also resolved to maintain a strong risk discipline. During the third quarter, we successfully completed the conversion of Centennial Bank to our systems, giving us more real-time oversight of its operations. Pending regulatory approval, we also anticipate integrating our three subsidiary banks into one charter at the end of the year, which will enable us to further enhance our risk management architecture.”

Western Alliance Bancorporation reported net income of $28.2 million, or $0.32 per share, in the third quarter 2013, compared to $15.5 million, or $0.18 per share, one year ago. Key drivers of performance improvement include sustained organic balance sheet growth, prudent expense management, and reduced legacy asset costs against the backdrop of improved economic conditions.

Total loans increased $104 million to $6.52 billion at September 30, 2013 from $6.41 billion at June 30, 2013. Loans increased $1.18 billion, or 22.2%, from September 30, 2012. The increase over the past year was primarily driven by the Western Liberty Bancorp and Centennial Bank acquisitions, as well as organic growth in commercial and industrial, commercial real estate, and construction and land development loans.

Total deposits increased $274 million to $7.28 billion at September 30, 2013 from $7.00 billion at June 30, 2013. Deposits increased $1.11 billion from September 30, 2012. The increases in each of these periods were primarily due to growth in time certificates and savings and money market deposits.

Income Statement

Net interest income was $84.6 million in the third quarter 2013, an increase of $2.4 million, or 2.9%, from $82.2 million in the second quarter of 2013 and an increase of $12.7 million, or 17.5%, compared to the third quarter 2012. The Company’s net interest margin increased in the third quarter 2013 to 4.41%, compared to 4.36% in the second quarter 2013. It was 4.41% in the third quarter 2012.

Operating non-interest income was $5.8 million for the third quarter 2013, up from $5.0 million in the second quarter of 2013 and $5.4 million for the third quarter of 2012.1

Net operating revenue was $90.4 million for the third quarter 2013, up from $87.2 million for the second quarter of 2013 and an increase of 17.0% from $77.3 million for the third quarter 2012.1

Operating non-interest expense was $48.3 million for the third quarter 2013, compared to $47.0 million for the second quarter of 2013 and $43.9 million for the third quarter of 2012.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 51.6% for the third quarter 2013, an improvement from 52.2% for the second quarter 2013 and 54.9% for the third quarter 2012 as the growth rate in revenue continued to outpace that of expense.

The Company had 1,023 full-time equivalent employees and 42 offices at September 30, 2013, compared to 964 employees and 39 offices one year ago.

The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earning power, which it defines as net operating revenue less operating non-interest expense. For the third quarter 2013, the Company’s pre-tax, pre-provision operating earnings were $42.1 million, up from $40.1 million in the second quarter 2013 and up 25.9% from $33.4 million in the third quarter 2012.

There was no provision for credit losses for the third quarter 2013, compared to $3.5 million for the second quarter 2013. The provision for the third quarter of 2012 was $8.9 million. Net loan recoveries in the third quarter 2013 were $1.5 million, or 0.10% of average loans (annualized), compared to 0.17% of net loan charge-offs to average loans (annualized) for the second quarter 2013. Net charge-offs for the third quarter 2012 were $9.0 million or 0.70% of average loans (annualized).

Nonaccrual loans decreased $6.3 million to $76.6 million during the quarter. Loans past due 90 days and still accruing interest totaled $5.5 million at September 30, 2013, compared to $3.9 million at June 30, 2013 and $1.7 million at September 30, 2012. Loans past due 30-89 days, still accruing interest totaled $8.7 million at quarter end, up from $7.3 million at June 30, 2013 and down from $10.2 million at September 30, 2012.

As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 31% at September 30, 2013 from 39% at September 30, 2012.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $0.4 million for the third quarter 2013, compared to a $1.1 million net gain in the second quarter 2013 and a $0.1 million loss in the third quarter 2012. At September 30, 2013 and June 30, 2013, other repossessed assets totaled $77 million, compared to $78 million one year ago.

Balance Sheet

Gross loans totaled $6.52 billion at September 30, 2013, an increase of $104 million from June 30, 2013 and an increase of $1.18 billion from $5.33 billion at September 30, 2012. At September 30, 2013 and June 30, 2013, the allowance for credit losses was 1.50% of total loans, compared to 1.83% at September 30, 2012, reflecting an improvement in the Company’s asset quality.

Deposits totaled $7.28 billion at September 30, 2013, an increase of $274 million from $7.00 billion at June 30, 2013 and an increase of $1.11 billion from $6.16 billion at September 30, 2012. Non-interest bearing deposits were $1.97 billion at September 30, 2013, compared to $1.92 billion at June 30, 2013 and $1.84 billion at September 30, 2012. Non-interest bearing deposits comprised 27.1% of total deposits at September 30, 2013, compared to 29.9% a year ago, while the proportion of savings and money market accounts increased to 41.9% from 41.2% during the same period. Certificates of deposit as a percent of total deposits were 21.7% at September 30, 2013. The Company’s ratio of loans to deposits was 89.6% at September 30, 2013 compared to 91.2% at June 30, 2013 and 86.5% at September 30, 2012.

Stockholders’ equity at September 30, 2013 increased to $826 million from $800 million at June 30, 2013. At September 30, 2013, tangible common equity was 7.4% of tangible assets1 and total risk-based capital was 12.5% of risk-weighted assets. The Company’s tangible book value per share1 was $7.57 at September 30, 2013, up 19.2% during the past year.

Total assets increased to $8.92 billion at September 30, 2013 from $8.59 billion at June 30, 2013, and increased 20.5% from $7.40 billion at September 30, 2012.

Operating Unit Highlights

Western Alliance Bank (doing business as Alliance Bank of Arizona and First Independent Bank in Nevada) reported loan growth of $135 million during the third quarter 2013 and $718 million during the last 12 months to $2.59 billion. Third quarter loan growth came primarily from commercial and industrial, commercial real estate and construction and land development loans. Deposits increased $183 million in the third quarter and $681 million during the last 12 months to $2.83 billion. Net income for Western Alliance Bank was $9.8 million during the third quarter 2013 compared with net income of $20.5 million during the second quarter of 2013 (which includes a bargain purchase gain of $10.0 million from the acquisition of Centennial Bank) and net income of $8.8 million during the third quarter 2012.

Bank of Nevada, which was the recipient of net affiliate loan sales and participations, reported that loans decreased by $29 million during the third quarter of 2013 and increased $326 million during the last 12 months to $2.39 billion at September 30, 2013. The decline in third quarter loans came primarily from a decrease in commercial leases, construction and land development and residential real estate loans. Deposits decreased by $6 million in the third quarter of 2013 and increased $205 million over the last twelve months to $2.61 billion. Net income for Bank of Nevada was $16.3 million for the third quarter 2013, compared with net income of $12.7 million for the second quarter of 2013 and net income of $5.8 million during the third quarter 2012.

The Torrey Pines Bank segment, which excludes the discontinued operations of PartnersFirst, reported that loans increased $2 million during the third quarter 2013 and increased $94 million during the last 12 months to $1.52 billion. The slight third quarter increase in the loan balances were primarily attributable to an increase in construction and land development loans, which were largely offset by a decrease in commercial real estate and commercial and industrial loans. Deposits increased $95 million in the third quarter 2013 and $231 million over the last 12 months to $1.84 billion. Net income for Torrey Pines Bank was $4.6 million during the third quarter 2013, compared with net income of $5.8 million for the second quarter of 2013 and net income of $6.4 million during the third quarter 2012.

Attached to this press release is summarized financial information for the quarter ended September 30, 2013.

Subsequent Event

On October 1, 2013, the Company completed the sale of certain receivables related to its discontinued affinity credit card business, PartnersFirst. These receivables were classified as loans held for sale and totaled $25.4 million as of September 30, 2013.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2013 financial results at 12:00 p.m. ET on Friday, October 18, 2013. Participants may access the call by dialing 1-888-317-6003 and using passcode: 9765434 or via live audio webcast using the website link: https://services.choruscall.com/links/wal131018.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 18th through November 1st at 9:00 a.m. ET by dialing 1-877-344-7529 passcode: 10034832.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, and Torrey Pines Bank. These organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the Company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding guidance or expectations relating to balance sheet growth, interest margin, operating efficiency, asset quality, and regulatory capital. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2013	2012	Change %	2013	2012	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$8,921.4	$7,403.6	20.5%
Loans, net of deferred fees	6,516.3	5,332.9	22.2
Securities and money market investments	1,370.8	1,338.9	2.4
Securities purchased under agreement to resell	128.1	139.8	(8.4)
Total deposits	7,275.3	6,162.0	18.1
Borrowings	394.1	223.6	76.3
Junior subordinated debt	39.4	36.2	8.8
Stockholders' equity	826.3	698.0	18.4

Selected Income Statement Data:
(dollars in thousands)
Interest income	$92,680	$78,669	17.8%	$265,073	$233,952	13.3%
Interest expense	8,121	6,723	20.8	22,159	21,144	4.8
Net interest income	84,559	71,946	17.5	242,914	212,808	14.1
Provision for loan losses	-	8,932	(100.0)	8,920	35,343	(74.8)
Net interest income after provision for credit losses	84,559	63,014	34.2	233,994	177,465	31.9
Non-interest income	2,625	6,982	(62.4)	17,386	20,263	(14.2)
Non-interest expense	49,675	47,543	4.5	145,135	139,871	3.8
Income from continuing operations, before income tax expense	37,509	22,453	67.1	106,245	57,857	83.6
Income tax expense	9,288	6,752	37.6	22,913	16,452	39.3
Income from continuing operations	28,221	15,701	79.7	83,332	41,405	101.3
Loss on discontinued operations, net	(29)	(243)	88.1	(160)	(686)	(76.7)
Net income	$28,192	$15,458	82.4%	$83,172	$40,719	104.3%
Diluted net income per common share from continuing operations	$0.32	$0.19	71.0%	$0.95	$0.46	105.6%
Diluted net loss per common share from discontinued operations, net of tax	$-	$(0.01)		$-	$(0.01)
Diluted net income per common share	$0.32	$0.18	77.8%	$0.95	$0.45	109.4%

Common Share Data:
Diluted net income per common share	$0.32	$0.18	77.8%	$0.95	$0.45	109.4%
Book value per common share	$7.87	$6.67	18.0%
Tangible book value per share, net of tax (1)	$7.57	$6.35	19.1%
Average shares outstanding (in thousands):
Basic	85,799	81,712	5.0	85,596	81,555	5.0
Diluted	86,769	82,254	5.5	86,428	82,000	5.4
Common shares outstanding	87,099	83,455	4.4

(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2013	2012	Change %	2013	2012	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	1.30%	0.85%	52.9%	2.03%	0.77%	163.6%
Return on tangible common equity (2)	17.06	11.65	46.4	25.52	15.55	64.1
Net interest margin (1)	4.41	4.41	0.0	4.38	4.47	(2.0)
Net interest spread	4.25	4.24	0.2	4.22	4.29	(1.6)
Efficiency ratio - tax equivalent basis (2)	51.56	54.87	(6.0)
Loan to deposit ratio	89.57	86.54	3.5

Capital Ratios:
Tangible equity (2)	9.0%	9.1%	(1.0)%
Tangible common equity (2)	7.4	7.2	3.2
Tier 1 common equity (2)	8.8	8.1	8.2
Tier 1 Leverage ratio (3)	10.0	9.7	2.6
Tier 1 Risk Based Capital (3)	11.2	11.0	2.1
Total Risk Based Capital (3)	12.5	12.3	1.4

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	(0.10)%	0.70%	(114.3)%	0.04%	0.99%	(96.0)%
Nonaccrual loans to gross loans	1.20	2.27	(47.1)
Nonaccrual loans and repossessed assets to total assets	1.72	2.69	(36.1)
Loans past due 90 days and still accruing to total loans	0.08	0.03	166.7
Allowance for credit losses to loans	1.50	1.83	(18.0)
Allowance for credit losses to nonaccrual loans	127.67	80.35	58.9

(1) Annualized for the three and nine month periods ended September 30, 2013 and 2012.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(dollars in thousands)
Interest income:
Loans	$83,994	$69,580	$239,812	$205,682
Investment securities	8,286	9,034	24,266	28,008
Federal funds sold and other	400	55	995	262
Total interest income	92,680	78,669	265,073	233,952
Interest expense:
Deposits	4,232	3,974	11,893	12,904
Borrowings	3,429	2,262	8,885	6,782
Junior subordinated debt	460	487	1,381	1,458
Total interest expense	8,121	6,723	22,159	21,144
Net interest income	84,559	71,946	242,914	212,808
Provision for credit losses	-	8,932	8,920	35,343
Net interest income after provision for credit losses	84,559	63,014	233,994	177,465
Non-interest income
Service charges	2,425	2,412	7,408	7,014
Bank owned life insurance	1,832	1,116	3,904	3,359
Amortization of affordable housing investments	(1,504)	(651)	(3,304)	(710)
(Losses) Gains on sales of investment securities, net	(1,679)	1,031	(1,537)	2,502
Unrealized (losses) gains on assets/liabilities measured at fair value, net	(7)	470	(3,768)	701
Bargain purchase gain from acquisition	-	-	10,044	-
Other	1,558	2,604	4,639	7,397
Total non-interest income	2,625	6,982	17,386	20,263
Non-interest expenses:
Salaries and employee benefits	28,689	25,500	83,363	78,159
Occupancy	4,901	4,655	14,500	14,046
Legal, professional and directors' fees	3,006	2,291	8,017	6,380
Insurance	1,884	2,121	6,350	6,323
Data Processing	1,872	1,390	5,912	3,678
Marketing	1,599	1,231	4,970	4,061
Loan and repossessed asset expenses	1,136	1,236	3,453	4,573
Customer service	677	653	2,037	1,926
Net loss (gain) on sales and valuations of repossessed assets	371	126	(234)	3,678
Intangible amortization	597	880	1,791	2,660
Merger / restructure expense	1,018	113	3,833	113
Goodwill and intangible impairment	-	3,435	-	3,435
Other	3,925	3,912	11,143	10,839
Total non-interest expense	49,675	47,543	145,135	139,871
Income from continuing operations before income taxes	37,509	22,453	106,245	57,857
Income tax expense	9,288	6,752	22,913	16,452
Income from continuing operations	28,221	15,701	83,332	41,405
Loss from discontinued operations net of tax benefit	(29)	(243)	(160)	(686)
Net income	28,192	15,458	83,172	40,719
Preferred stock dividends	353	352	1,059	3,440
Net income available to common stockholders	$27,839	$15,106	$82,113	$37,279
Diluted net income per share	$0.32	$0.18	$0.95	$0.45

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
	(in thousands, except per share data)
Interest income:
Loans	$83,994	$81,093	$74,725	$75,303	$69,580
Investment securities	8,286	7,822	8,158	8,794	9,034
Federal funds sold and other	400	370	225	246	55
Total interest income	92,680	89,285	83,108	84,343	78,669
Interest expense:
Deposits	4,232	3,929	3,732	3,890	3,974
Borrowings	3,429	2,749	2,707	2,528	2,262
Junior subordinated debt	460	455	466	470	487
Total interest expense	8,121	7,133	6,905	6,888	6,723
Net interest income	84,559	82,152	76,203	77,455	71,946
Provision for credit losses	-	3,481	5,439	11,501	8,932
Net interest income after provision for credit losses	84,559	78,671	70,764	65,954	63,014
Non-interest income
Service charges	2,425	2,449	2,534	2,438	2,412
Bank owned life insurance	1,832	1,036	1,036	1,080	1,116
Amortization of affordable housing investments	(1,504)	(900)	(900)	(1,069)	(651)
(Losses) Gains on sales of investment securities, net	(1,679)	(5)	147	1,447	1,031
Unrealized (losses) gains on assets/liabilities measured at fair value, net	(7)	(3,290)	(471)	(48)	470
Bargain purchase gain from acquisition	-	10,044	-	17,562	-
Other	1,558	1,528	1,553	3,053	2,604
Total non-interest income	2,625	10,862	3,899	24,463	6,982
Non-interest expenses:
Salaries and employee benefits	28,689	28,100	26,574	26,885	25,500
Occupancy	4,901	4,753	4,846	4,769	4,655
Legal, professional and directors' fees	3,006	2,227	2,784	1,849	2,291
Insurance	1,884	2,096	2,370	2,188	2,121
Data Processing	1,872	2,175	1,865	2,071	1,390
Marketing	1,599	1,607	1,764	1,546	1,231
Loan and repossessed asset expenses	1,136	721	1,596	2,102	1,236
Customer service	677	717	643	678	653
Net loss (gain) on sales and valuations of repossessed assets	371	(1,124)	519	529	126
Intangible amortization	597	597	597	596	880
Merger / restructure expense	1,018	2,620	195	2,706	113
Goodwill and intangible impairment	-	-	-	-	3,435
Other	3,925	4,042	3,176	3,070	3,912
Total non-interest expense	49,675	48,531	46,929	48,989	47,543
Income from continuing operations before income taxes	37,509	41,002	27,734	41,428	22,453
Income tax expense	9,288	6,817	6,808	7,509	6,752
Income from continuing operations	$28,221	$34,185	$20,926	$33,919	$15,701
(Loss) Income from discontinued operations, net of tax	(29)	(169)	38	(1,804)	(243)
Net income	$28,192	$34,016	$20,964	$32,115	$15,458
Preferred stock dividends	353	353	353	353	352
Net Income available to common stockholders	$27,839	$33,663	$20,611	$31,762	$15,106
Diluted net income per share	$0.32	$0.39	$0.24	$0.37	$0.18

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2012	2012	2012
	(in millions)
Assets:
Cash and due from banks	$380.9	$248.9	$422.3	$204.6	$168.1
Securities purchased under agreement to resell	128.1	134.0	134.0	-	139.8
Cash and cash equivalents	509.0	382.9	556.3	204.6	307.9

Securities and money market investments	1,370.8	1,313.1	1,302.4	1,236.6	1,338.9
Loans held for sale	25.4	27.6	27.9	31.1	-
Loans held for investment
Commercial	2,234.9	2,174.1	2,084.9	1,947.8	1,756.0
Commercial real estate - non-owner occupied	1,864.3	1,839.7	1,538.4	1,505.6	1,407.1
Commercial real estate - owner occupied	1,551.2	1,550.0	1,414.3	1,396.8	1,331.3
Construction and land development	459.8	416.7	381.1	394.3	379.8
Residential real estate	359.0	381.7	388.7	407.9	408.4
Consumer	29.8	28.5	26.0	31.8	56.6
Deferred fees, net	(8.1)	(6.8)	(6.0)	(6.0)	(6.3)
Gross loans and deferred fees, net	6,490.9	6,383.9	5,827.4	5,678.2	5,332.9
Allowance for credit losses	(97.9)	(96.3)	(95.5)	(95.4)	(97.4)
Loans, net	6,393.0	6,287.6	5,731.9	5,582.8	5,235.5

Premises and equipment, net	105.9	106.1	107.1	107.9	106.9
Other repossessed assets	76.5	76.5	77.9	77.2	78.2
Bank owned life insurance	139.7	140.4	139.4	138.3	137.3
Goodwill and other intangibles	27.9	28.5	29.2	29.8	29.0
Other assets	273.2	231.0	202.0	214.3	169.9
Total assets	$8,921.4	$8,593.7	$8,174.1	$7,622.6	$7,403.6

Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,972.5	$1,919.6	$1,930.4	$1,933.2	$1,840.8
Interest bearing
Demand	673.7	631.3	619.7	582.3	514.7
Savings and money market	3,050.0	2,945.1	2,826.7	2,573.5	2,541.2
Time certificates	1,579.1	1,505.3	1,358.1	1,366.2	1,265.3
Total deposits	7,275.3	7,001.3	6,734.9	6,455.2	6,162.0
Customer repurchase agreements	55.5	51.9	64.7	79.0	73.1
Total customer funds	7,330.8	7,053.2	6,799.6	6,534.2	6,235.1
Securities sold short	126.6	129.5	132.6	-	138.3
Borrowings	394.1	418.6	293.8	193.7	223.6
Junior subordinated debt	39.4	39.9	36.7	36.2	36.2
Accrued interest payable and other liabilities	204.2	153.0	130.1	98.9	72.4
Total liabilities	8,095.1	7,794.2	7,392.8	6,863.0	6,705.6
Stockholders' Equity
Common stock and additional paid-in capital	792.2	789.5	786.9	784.9	751.1
Preferred Stock	141.0	141.0	141.0	141.0	141.0
Accumulated deficit	(92.4)	(120.2)	(153.8)	(174.5)	(206.2)
Accumulated other comprehensive (loss) income	(14.5)	(10.8)	7.2	8.2	12.1
Total stockholders' equity	826.3	799.5	781.3	759.6	698.0
Total liabilities and stockholders' equity	$8,921.4	$8,593.7	$8,174.1	$7,622.6	$7,403.6

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
	(in thousands)

Balance, beginning of period	$96,323	$95,494	$95,427	$97,410	$97,512
Provision for credit losses	-	3,481	5,439	11,501	8,932
Recoveries of loans previously charged-off:
Commercial and industrial	2,242	1,757	441	372	501
Commercial real estate - non-owner occupied	273	154	440	288	27
Commercial real estate - owner occupied	149	479	502	109	606
Construction and land development	966	120	701	2,033	567
Residential real estate	430	549	569	313	153
Consumer	15	11	14	63	38
Total recoveries	4,075	3,070	2,667	3,178	1,892
Loans charged-off:
Commercial and industrial	544	1,065	1,770	4,654	4,100
Commercial real estate - non-owner occupied	466	1,000	1,908	2,673	998
Commercial real estate - owner occupied	399	1,391	979	4,470	472
Construction and land development	-	238	614	405	2,315
Residential real estate	1,138	2,010	2,493	1,307	2,242
Consumer	-	18	275	3,153	799
Total loans charged-off	2,547	5,722	8,039	16,662	10,926
Net loan (recoveries) charge-offs	(1,528)	2,652	5,372	13,484	9,034
Balance, end of period	$97,851	$96,323	$95,494	$95,427	$97,410

Net charge-offs (recoveries) to average loans outstanding - annualized	(0.10)%	0.17%	0.38%	0.99%	0.70%
Allowance for credit losses to gross loans	1.50	1.50	1.63	1.67	1.83
Nonaccrual loans	$76,641	$82,899	$93,748	$104,716	$121,238
Repossessed assets	76,475	76,499	77,921	77,247	78,234
Loans past due 90 days, still accruing	5,456	3,893	1,640	1,388	1,710
Loans past due 30 to 89 days, still accruing	8,689	7,341	14,795	16,565	10,181
Classified loans on accrual	144,041	140,192	97,351	112,637	116,841
Special mention loans	137,247	162,482	125,660	103,550	97,681

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Three Months Ended September 30,
	2013			2012
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$6,306.4	$83,994	5.44%	$5,191.2	$69,580	5.42%
Investment securities (1)	1,303.4	8,286	3.01%	1,372.4	9,034	3.17%
Federal funds sold and other	364.6	400	0.44%	195.4	55	0.11%
Total interest earning assets	7,974.4	92,680	4.81%	6,759.0	78,669	4.81%
Non-interest earning assets
Cash and due from banks	145.0			120.1
Allowance for credit losses	(98.2)			(98.2)
Bank owned life insurance	140.6			136.5
Other assets	466.9			356.6
Total assets	$8,628.6			$7,274.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$641.7	$376	0.23%	$510.5	$296	0.23%
Savings and money market	2,828.1	2,172	0.31%	2,414.2	1,990	0.33%
Time certificates of deposit	1,675.5	1,685	0.40%	1,286.5	1,688	0.52%
Total interest-bearing deposits	5,145.3	4,232	0.33%	4,211.2	3,974	0.38%
Borrowings	574.8	3,429	2.39%	455.6	2,262	1.99%
Junior subordinated debt	39.9	460	4.61%	36.7	487	5.31%
Total interest-bearing liabilities	5,760.0	8,121	0.56%	4,703.5	6,723	0.57%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,931.1			1,813.0
Other liabilities	114.7			70.7
Stockholders’ equity	822.8			686.8
Total liabilities and stockholders' equity	$8,628.6			$7,274.0
Net interest income and margin		$84,559	4.41%		$71,946	4.41%
Net interest spread			4.25%			4.24%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $3,272 and $2,655 for the third quarter ended 2013 and 2012, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Nine Months Ended September 30,
	2013			2012
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning Assets
Loans (1)	$6,008.4	$239,812	5.42%	$4,996.8	$205,682	5.53%
Investment securities (1)	1,294.3	24,266	3.05%	1,404.2	28,008	3.15%
Federal funds sold & other	392.2	995	0.34%	153.5	262	0.23%
Total interest earnings assets	7,694.9	265,073	4.76%	6,554.5	233,952	4.90%
Non-interest earning assets
Cash and due from banks	130.3			115.7
Allowance for credit losses	(97.2)			(98.8)
Bank owned life insurance	139.7			135.4
Other assets	440.6			353.7
Total assets	$8,308.3			$7,060.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$625.8	$1,047	0.22%	$511.0	$920	0.24%
Savings and money market	2,740.0	6,090	0.30%	2,314.9	6,114	0.35%
Time certificates of deposits	1,570.5	4,756	0.40%	1,343.7	5,870	0.58%
Total interest-bearing deposits	4,936.3	11,893	0.32%	4,169.6	12,904	0.42%
Borrowings	526.0	8,885	2.25%	392.3	6,782	2.31%
Junior subordinated debt	37.6	1,381	4.90%	37.0	1,458	5.26%
Total interest-bearing liabilities	$5,499.9	$22,159	0.54%	$4,598.9	$21,144	0.61%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,895.1			1,734.6
Other liabilities	110.8			56.1
Stockholders’ equity	802.5			670.9
Total liabilities and stockholders' equity	$8,308.3			$7,060.5
Net interest income and margin		$242,914	4.38%		$212,808	4.47%
Net interest spread			4.22%			4.29%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $9,583 and $6,726 for the nine months September 30, 2013 and 2012, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

					Inter-
					segment	Consoli-
	Western	Bank	Torrey		elimi-	dated
	Alliance Bank	of Nevada	Pines Bank*	Other	nations	Company
	(dollars in millions)
At September 30, 2013
Assets	$3,346.7	$3,288.1	$2,076.2	$1,127.8	$(917.4)	$8,921.4
Held for sale loans	-	-	25.4	-	-	25.4
Gross loans and deferred fees, net	2,589.2	2,387.1	1,498.7	58.9	(43.0)	6,490.9
Less: Allowance for credit losses	(28.0)	(51.0)	(18.3)	(0.6)	-	(97.9)
Loans, net	2,561.2	2,336.1	1,480.4	58.3	(43.0)	6,393.0
Goodwill and intangible assets	2.8	25.1	-	-	-	27.9
Deposits	2,832.0	2,613.5	1,844.7	-	(14.9)	7,275.3
Borrowings	81.4	203.0	3.2	106.5	-	394.1
Stockholders' equity	291.5	373.7	171.8	844.7	(855.4)	826.3

No. of branches	18	12	12	-	-	42
No. of FTE	294	392	228	109	-	1,023

	(in thousands)
Three Months Ended September 30, 2013:
Net interest income (expense)	$33,755	$31,888	$21,055	$(2,139)	$-	$84,559
Provision for (recovery of) credit losses	6,277	(6,918)	2,387	(1,746)	-	-
Net interest income (expense) after
provision for credit losses	27,478	38,806	18,668	(393)	-	84,559
Non-interest income	1,816	2,314	108	2,914	(4,527)	2,625
Non-interest expense	(15,520)	(18,799)	(11,949)	(7,934)	4,527	(49,675)
Income (loss) from continuing
operations before income taxes	13,774	22,321	6,827	(5,413)	-	37,509
Income tax expense (benefit)	3,977	6,027	2,230	(2,946)	-	9,288
Income (loss) from continuing operations	9,797	16,294	4,597	(2,467)	-	28,221
Loss from discontinued operations, net	-	-	-	(29)	-	(29)
Net income (loss)	$9,797	$16,294	$4,597	$(2,496)	$-	$28,192

	(in thousands)
Nine Months Ended September 30, 2013:
Net interest income (expense)	$92,920	$91,821	$62,435	$(4,262)	$-	$242,914
Provision for (recovery of) credit losses	9,921	(5,514)	3,219	1,294	-	8,920
Net interest income (expense) after
provision for credit losses	82,999	97,335	59,216	(5,556)	-	233,994
Non-interest income	14,520	9,383	1,312	4,325	(12,154)	17,386
Non-interest expense	(45,688)	(52,724)	(35,876)	(23,001)	12,154	(145,135)
Income (loss) from continuing
operations before income taxes	51,831	53,994	24,652	(24,232)	-	106,245
Income tax expense (benefit)	13,066	14,292	7,898	(12,343)	-	22,913
Income (loss) from continuing operations	38,765	39,702	16,754	(11,889)	-	83,332
Loss from discontinued operations, net	-	-	-	(160)	-	(160)
Net income (loss)	$38,765	$39,702	$16,754	$(12,049)	$-	$83,172

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

					Inter-
					segment	Consoli-
	Western	Bank	Torrey		elimi-	dated
	Alliance Bank	of Nevada	Pines Bank*	Other	nations	Company
	(dollars in millions)
At September 30, 2012
Assets	$2,429.8	$2,918.0	$1,888.7	$961.3	$(794.2)	$7,403.6
Gross loans and deferred fees, net	1,871.4	2,061.0	1,430.6	12.8	(42.9)	5,332.9
Less: Allowance for credit losses	(20.4)	(59.5)	(17.5)	-	-	(97.4)
Loans, net	1,851.0	2,001.5	1,413.1	12.8	(42.9)	5,235.5
Goodwill and intangible assets	-	23.2	-	-	-	23.2
Deposits	2,150.5	2,408.5	1,613.8	-	(10.8)	6,162.0
Borrowings	-	110.0	40.0	-		150.0
Stockholders' equity	217.3	339.1	168.4	702.3	(729.1)	698.0

No. of branches	16	11	12	-	-	39
No. of FTE	241	388	234	101	-	964

	(in thousands)
Three Months Ended September 30, 2012:
Net interest income (expense)	$24,449	$27,717	$21,795	$(2,015)	$-	$71,946
Provision for credit losses	1,112	6,618	1,202	-	-	8,932
Net interest income (expense) after
provision for credit losses	23,337	21,099	20,593	(2,015)	-	63,014
Non-interest income	1,173	3,259	855	4,647	(2,952)	6,982
Non-interest expense	(11,980)	(16,467)	(11,082)	(10,966)	2,952	(47,543)
Income (loss) from continuing
operations before income taxes	12,530	7,891	10,366	(8,334)	-	22,453
Income tax expense (benefit)	3,768	2,055	3,958	(3,029)	-	6,752
Income (loss) from continuing operations	8,762	5,836	6,408	(5,305)	-	15,701
Loss from discontinued operations, net	-	-	-	(243)	-	(243)
Net income (loss)	$8,762	$5,836	$6,408	$(5,548)	$-	$15,458

	(in thousands)
Nine Months Ended September 30, 2012:
Net interest income (expense)	$71,564	$83,054	$64,406	$(6,216)	$-	$212,808
Provision for credit losses	1,215	28,846	5,282	-	-	35,343
Net interest income (expense) after
provision for credit losses	70,349	54,208	59,124	(6,216)	-	177,465
Non-interest income	5,021	11,132	3,111	8,539	(7,540)	20,263
Noninterest expense	(35,986)	(53,437)	(33,492)	(24,496)	7,540	(139,871)
Income (loss) from continuing
operations before income taxes	39,384	11,903	28,743	(22,173)	-	57,857
Income tax expense (benefit)	13,031	1,341	11,255	(9,175)	-	16,452
Income (loss) from continuing operations	26,353	10,562	17,488	(12,998)	-	41,405
Loss from discontinued operations, net	-	-	-	(686)	-	(686)
Net income (loss)	$26,353	$10,562	$17,488	$(13,684)	$-	$40,719

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
	(dollars in thousands)

Total stockholders' equity	$826,287	$799,524	$781,294	$759,616	$698,011
Less:
Goodwill and intangible assets	27,970	28,568	29,166	29,763	28,989
Total tangible stockholders' equity	798,317	770,956	752,128	729,853	669,022
Less:
Preferred stock	141,000	141,000	141,000	141,000	141,000
Total tangible common equity	657,317	629,956	611,128	588,853	528,022
Add:
Deferred tax	1,661	1,870	2,080	2,289	2,033
Total tangible common equity, net of tax	$658,978	$631,826	$613,208	$591,142	$530,055
Total assets	$8,921,429	$8,593,684	$8,174,103	$7,622,637	$7,403,603
Less:
Goodwill and intangible assets	27,970	28,568	29,166	29,763	28,989
Tangible assets	8,893,459	8,565,116	8,144,937	7,592,874	7,374,614
Add:
Deferred tax	1,661	1,870	2,080	2,289	2,033
Total tangible assets, net of tax	$8,895,120	$8,566,986	$8,147,017	$7,595,163	$7,376,647
Tangible equity ratio (1)	9.0%	9.0%	9.2%	9.6%	9.1%
Tangible common equity ratio (2)	7.4%	7.4%	7.5%	7.8%	7.2%
Common shares outstanding	87,099	86,997	87,079	86,465	83,455
Tangible book value per share, net of tax (3)	$7.57	$7.26	$7.04	$6.84	$6.35

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
	(in thousands)

Total non-interest income	$2,625	$10,862	$3,899	$24,463	$6,982
Less:
Unrealized (losses) gains on assets/liabilities measured at fair value, net	(7)	(3,290)	(471)	(48)	470
Gain on sale of subsidiary/non-controlling interest	-	-	-	116	776
Bargain purchase gain from acquisition	-	10,044	-	17,562	-
Legal settlements	-	-	38	879	-
Mutual fund gains	-	-	-	483	-
Amortization of affordable housing investments	(1,504)	(900)	(900)	(1,069)	(651)
(Losses) Gains on sales of investment securities, net	(1,679)	(5)	147	1,447	1,031
Total operating non-interest income	5,815	5,013	5,085	5,093	5,356
Add: net interest income	84,559	82,152	76,203	77,455	71,946
Net operating revenue (4)	$90,374	$87,165	$81,288	$82,548	$77,302

Total non-interest expense	$49,675	$48,531	$46,929	$48,989	$47,543
Less:
Net loss (gain) on sales and valuations of repossessed assets	371	(1,124)	519	529	126
Merger / restructure expense	1,018	2,620	195	2,706	113
Goodwill impairment	-	-	-	-	3,435
Total operating non-interest expense (4)	$48,286	$47,035	$46,215	$45,754	$43,869

Net operating revenue	$90,374	$87,165	$81,288	$82,548	$77,302
Less:
Operating non-interest expense	48,286	47,035	46,215	45,754	43,869
Pre-tax, pre-provision operating earnings (5)	$42,088	$40,130	$35,073	$36,794	$33,433

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
	(in thousands)
Total operating non-interest expense	$48,286	$47,035	$46,215	$45,754	$43,869
Divided by:
Total net interest income	$84,559	$82,152	$76,203	$77,455	$71,946
Add:
Tax equivalent interest adjustment	3,272	2,929	3,382	3,012	2,655
Operating non-interest income	5,815	5,013	5,085	5,093	5,356
	$93,646	$90,094	$84,670	$85,560	$79,957
Efficiency ratio - tax equivalent basis (6)	51.6%	52.2%	54.6%	53.5%	54.9%

	Three Months Ended
	September 30,	September 30,
	2013	2012
	(in thousands)
Stockholders' equity	$826,287	$698,011
Less:
Accumulated other comprehensive (loss) income	(14,504)	12,109
Non-qualifying goodwill and intangibles	26,373	26,867
Other non-qualifying assets	-	25
Disallowed unrealized losses on equity securities	5,112	-
Add:
Qualifying trust preferred securities	46,918	44,819
Tier 1 capital (regulatory) (7) (10)	856,224	703,829
Less:
Qualifying non-controlling interests	-	75
Qualifying trust preferred securities	46,918	44,819
Preferred stock	141,000	141,000
Estimated Tier 1 common equity (8) (10)	$668,306	$517,935
Divided by:
Estimated risk-weighted assets (regulatory) (8) (10)	$7,626,352	$6,394,105
Tier 1 common equity ratio (8) (10)	8.8%	8.1%

	September 30,	September 30,
	2013	2012
	(in thousands)
Classified assets	$296,580	$316,253
Divide:
Tier 1 capital (regulatory) (7) (10)	856,224	703,829
Plus: Allowance for credit losses	95,385	97,410
Total Tier 1 capital plus allowance for credit losses	$951,609	$801,239
Classified assets to Tier 1 capital plus allowance (9) (10)	31%	39%

(1)	We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2)	We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(3)	We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(5)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(6)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(7)

Under the guidelines of the Federal Reserve and the FDIC in effect, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8)

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10)	Current quarter is preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476